EXHIBIT 10.24

                        MIAMI COMPUTER SUPPLY CORPORATION
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



        1. Purpose of the Plan. Under this Non-Employee Director Stock Option Plan (the "Director Plan") of Miami Computer Supply Corporation, an Ohio corporation (the "Company"), options may be granted to eligible persons, as set forth in Section 4, to purchase shares of the Company's common stock, no par value per share ("Common Stock"). This Director Plan is designed to promote the long-term growth and financial success of Miami Computer Supply Corporation by enabling the Company to attract, retain and motivate such persons serving on the Company's Board of Directors by providing for or increasing their proprietary interest in the Company.

        2. Effective Date. This Director Plan shall be in effect commencing on the date of closing of the initial public offering of the Company's Common Stock, subject to approval by the Company's stockholders. Options may not be granted more than ten years after the date of stockholder approval of this Director Plan or termination of this Director Plan by the Board of Directors of the Company (the "Board"), whichever is earlier.

        3. Plan Operation. This Director Plan is intended to meet the requirements of Rule 16b-3(c)(2)(ii) adopted under the Securities Exchange Act of 1934 (or its successor) and accordingly is intended to be self-governing. To this end, this Director Plan requires no discretionary action by any administrative body with regard to any transaction under this Director Plan. To the extent, if any, that any questions of interpretation arise, such questions shall be resolved by the Board.

        4. Eligible Persons. The persons eligible to receive a grant of non-qualified stock options hereunder are any Director of the Board who on the date of said grant is not an employee of the Company or a subsidiary of the Company. For purposes of this Section 4, a person shall not be considered an employee solely by reason of serving as Chairman of the Board.

        5. Stock Subject to Director Plan. The maximum number of shares that may be subject to options granted hereunder shall be 100,000 shares of Common Stock, subject to adjustments under Section 6. Shares of Common Stock subject to the unexercised portions of any options granted under this Director Plan which expire, terminate or are cancelled may again be subject to options under this Director Plan.

        6. Adjustments. If the outstanding shares of stock of the class then subject to this Director Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, spin-offs and the like, appropriate adjustments shall be made in the price, number and/or type of shares or securities for which options may thereafter be granted under this Director Plan and for which options then outstanding under this Director Plan may thereafter be exercised. Any


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Miami Computer Supply International, Inc.
Non-Employee Director Stock Option Plan
Page 2

such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

        7. Stock Options. Commencing on the date of the first annual meeting of the Company's shareholders following the closing of the initial public offering of this Company's Common Stock, each person who is then a non-employee director of the Board immediately following such meeting will be automatically granted a non-qualified option to purchase 15,000 shares of the Company's Common Stock, which options will vest in 5,000 share increments over a three year period (5,000 of which will vest immediately, 5,000 of which will vest upon the date of the second annual meeting following the closing of the initial public offering and 5,000 of which will vest upon the date of the third annual meeting following the initial public offering), subject however, to the immediate vesting of all such options should the Company engage in a Business Combination, as defined in
Article X of the Company's Amended and Restated Articles of Incorporation. Commencing on the date of the second annual meeting of the Company's shareholders to be held following the closing of the initial public offering of this Company's Common Stock, and on the date of each annual meeting of the Company's shareholders thereafter, each person who is a non-employee director of the Board immediately following each such annual meeting, other than the non-employee directors who received the 15,000 options each granted after the date of the first annual meeting of shareholders following the closing of the initial public offering, will be automatically granted a non-qualified stock option to purchase 5,000 shares of the Company's Common Stock, not to exceed 15,000 shares for any such director. The per share exercise price of each option will be the fair market value of a share of the Company's Common Stock on the date of grant, defined as the closing price of the Company's Common Stock on the Nasdaq National Market (or such other securities market on which the Company's Common Stock is primarily traded) on such date. Each option will have a term of ten years and except for the options granted on the date of the first annual meeting of shareholders following the closing of the initial public offering, shall become immediately exercisable in full on the date of grant. If on any date upon which options are to be granted under this Director Plan the number of shares of Common Stock remaining available under the Director Plan are less than the number of shares required for all grants to be made on such date, then options to purchase a proportionate amount of such available number of shares of Common Stock shall be granted to each eligible non-employee director.

        8. Documentation of Grants. Awards made under this Director Plan shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe. The Board need not require the execution of any instrument or acknowledgement of notice of an award under this Director Plan, in which case acceptance of such award by the respective optionee will constitute agreement to the terms of the award.

        9. Nontransferability.   Any option granted under this Director Plan
shall by its terms be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee.

        10. Amendment and Termination. The Board may alter, amend, suspend, or terminate this Director Plan, provided that no such action shall deprive any optionee, without his consent, of any option granted to the optionee pursuant to this Director Plan or of any of his rights under such option and provided further that the provisions of this Director Plan designating persons eligible to participate in the Director Plan and specifying


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Miami Computer Supply International, Inc.
Non-Employee Director Stock Option Plan
Page 3

the amount, exercise price and timing of grants under the Director Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

        11. Termination of Directorship. All options granted hereunder and held by non-employee directors as of the date of cessation of service as a director may be exercised by the non-employee director or his heirs or legal representatives until the earlier of the tenth anniversary of the date of grant or the expiration of twelve months after the date of cessation of such service.

        12. Manner of Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office of all of the following: (i) a written notice of exercise specifying the number of shares to be purchased signed by the non-employee director or other person then entitled to exercise the option,
(ii) full payment of the exercise price for such shares by any of the following or combination thereof: (a) cash, (b) certified or cashier's check payable to the order of the Company, (c) the delivery of whole shares of the Company's Common Stock owned by the option holder, or (d) by requesting that the Company withhold whole shares of Company Common Stock then issuable upon exercise of the option (for purposes of such a transaction the value of shares of the Company's Common Stock shall be the closing price of the Company's Common Stock on the Nasdaq National Market (or such other securities market on which the Company's Common Stock is primarily traded) on such date), (iii) such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations, (iv) in the event that the option shall be exercised by any person or persons other than the non-employee director, appropriate proof of the right of such person or persons to exercise the option, and (v) such representations and documents as the Board, in its sole discretion, deems necessary or advisable.

        13. Compliance with Law. Common Stock shall not be issued upon exercise of an option granted under this Director Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.